Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of May 8, 2014 (this “Agreement”), is entered into by and among Malibu Boats, LLC, a Delaware limited liability company (the “Borrower”), Malibu Boats Holdings, LLC, a Delaware limited liability company (the “Parent”), certain Subsidiaries of the Parent as guarantors (the “Guarantors”), the several banks and other financial institutions and lenders party thereto (the “Lenders”), and SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.    The Loan Parties, the Lenders, the Swingline Lender, the Issuing Bank and the Administrative Agent have entered into that certain Credit Agreement dated as of July 16, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”).

B.    The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement.

C.    The Administrative Agent and the Required Lenders have agreed to do so, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendment to Credit Agreement.

(a)    Clause (ii)(a) of the definition of “Change in Control” in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

“(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Sponsor and Malibu Boats, Inc. and any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Capital Stock of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right),”

(b)    Section 7.6 of the Credit Agreement is hereby amended by amending and restating the introductory part thereof to read as follows:

“The Borrower will not, and will not permit any of the Loan Parties to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Loan Party (other than the Parent), any shares of such Loan Party’s (other than the Parent’s) Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than the Borrower, the Parent or any other Loan Party (or to qualify directors if required by applicable law), except:”

2.    Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement executed by the Loan Parties, the Required Lenders and the Administrative Agent.

3.    Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents.

4.    Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders as follows:

(a)    No Default or Event of Default exists under the Loan Documents on and as of the date hereof.

(b)    It has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement and any other documents delivered by it in connection herewith.

(c)    This Agreement and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement other than the Required Lenders.

(e)    The execution and delivery of this Agreement or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its organizational documents or (ii) violate, contravene or conflict with any material Requirement of Law applicable to it or any of its Subsidiaries.

(f)    After giving effect to this Agreement, the representations and warranties of the Loan Parties contained in the Loan Documents are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date.

5.    Loan Party Reaffirmation. Each Loan Party hereby (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents to which it is a party and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

6.    Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

7.    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits under this Agreement.

8.    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The governing law, jurisdiction, consent to service of process and waiver of jury trial provisions set forth in Sections 11.5 and 11.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

9.    Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

10.    Expenses. Upon demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.

11.    Miscellaneous

(a)    This Agreement shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Issuing Bank, the Swingline Lender, the Lenders and their respective successors and permitted assigns. It is the intent of the undersigned Lenders that any third party acquiring any such Lender’s rights and obligations under the Credit Agreement shall, with respect to such Lender’s portion of the Loan, be subject to, and bound by, the terms and conditions of this Agreement. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

(b)    Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c)    Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)    Except as otherwise expressly provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.

(e)    This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic means shall be effective as an original.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	MALIBU BOATS, LLC,
as the Borrower

By:    /s/ Wayne Wilson
Name:    Wayne Wilson
Title:    Chief Financial Officer

PARENT:	MALIBU BOATS HOLDINGS, LLC,
as the Parent and a Guarantor

By:    /s/ Wayne Wilson
Name:    Wayne Wilson
Title:    Chief Financial Officer

GUARANTORS:	MALIBU BOATS DOMESTIC INTERNATIONAL SALES CORP.
By:    /s/ Wayne Wilson
Name:    Wayne Wilson
Title:    Secretary and Treasurer

ADMINISTRATIVE AGENT:	SUNTRUST BANK,
as Administrative Agent, Issuing Bank and Swingline Lender and as a Lender

By:    /s/ Julian Collier
Name:    Julian Collier
Title:    Director

MALIBU BOATS, LLC
SECOND AMENDMENT

LENDERS:	United Community Bank,
as a Lender

By:    /s/ Charles D. Chamberlain
Name:    Charles D. Chamberlain
Title:    Senior Vice President

Union Bank, N.A.,
as a Lender

By:    /s/ Pierre Bury
Name:    Pierre Bury
Title:    Vice President

First Tennessee Bank,
as a Lender

By:    /s/ Robert P. Masengill
Name:    Robert P. Masengill
Title:    Senior Vice President, Corporate Banking

MALIBU BOATS, LLC
SECOND AMENDMENT